                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 5, 1996

                               MCN CORPORATION
            (Exact name of registrant as specified in its charter)

       MICHIGAN                      1-10070               38-2820658
State of Incorporation          (Commission File        (I.R.S. Employer
                                      Number)          Identification No.)

 500 GRISWOLD STREET, DETROIT, MICHIGAN                        48226
(Address of principal executive offices)                     (Zip Code)


             Registrant's telephone number, including area code:
                                (313) 256-5500

ITEM 5. OTHER EVENTS

On June 5, 1996 MCN Corporation issued the following press release;


            MCN CORPORATION ANNOUNCES SALE OF THE GENIX GROUP SUBSIDIARY


Detroit, June 5, 1996 - MCN Corporation (NYSE:MCN) today announced that it has signed a definitive agreement for the sale of its computer services subsidiary, The Genix Group, Inc. (Genix), to Affiliated Computer Services, Inc. (NASDAQ/NM:ACSA). Genix is a leading provider of computer outsourcing services in the United States with 1995 revenues of $105 million. Dallas, Texas-based ACS is a leading nationwide provider of information technology services. In 1995 its revenues were $313 million.

Alfred R. Glancy III, MCN Chairman, President and Chief Executive Officer, said "We are very pleased to have entered into this transaction with ACS. Over the years, Genix has been a successful computer services outsourcing business. MCN and its shareholders have benefited from Genix's growth and profitability. We believe the sale of Genix at this stage of its evolution further enhances shareholder value and sharpens our focus of pursuing investments in energy-related projects."

Darwin Deason, ACS' chairman and chief executive officer, said, "This acquisition is a unique opportunity to significantly expand our commercial outsourcing business. We are thrilled about the potential of combining with Genix. Genix is a leader in the outsourcing industry and has a prestigious customer base. We're now ideally positioned to successfully compete for larger outsourcing contracts, and to take further advantage of the exploding market for commercial outsourcing."

The all cash transaction is valued at approximately $135 million. Closing is anticipated within the next 30 days and is subject to antitrust regulatory clearance. MCN expects to recognize a substantial gain from the sale and will use the proceeds to partially fund its 1996 capital investments of approximately $850 million. Smith Barney Inc. served as financial advisor to MCN.

MCN Corporation is a $3.2 billion (assets) diversified natural gas holding company with gas markets and investments throughout North America. Its principal subsidiaries are Michigan Consolidated Gas Company (MichCon), a natural gas distribution and transmission company serving 1.2 million customers in more than 500 communities throughout Michigan, and MCN Investment Corporation (MCNIC). MCNIC owns subsidiaries involved in exploration and production, gas marketing, cogeneration, gas storage, and gas gathering and processing.

Affiliated Computer Services Inc., based in Dallas, Texas, is a nationwide provider of information technology services and electronic funds transfer transaction processing. The company's Class A common stock is traded on the NASDAQ National Market System under the symbol "ACSA".

                                     ###

                                  SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MCN CORPORATION

                                        By /s/ Sebastian Coppola
                                           ------------------------------
                                           Sebastian Coppola
                                           Vice President and Treasurer


Date: June 7, 1996